Exhibit 99.1

To our Clients, Colleagues and Shareholders

As I write this letter, we are in the midst of the global COVID-19 health crisis. While this has certainly been an unprecedented time, I have absolute faith in science and human ingenuity to defeat the pandemic. Although the health and medical implications of this pandemic are new, the volatility in markets and a challenging business environment are not. In fact, the current tone of the markets reminds me of the events immediately following September 15th, 2008 - the day Lehman Brothers collapsed. That week in 2008, I tried to explain to my teenage children what was going on in the world. I am not sure that they understood or appreciated it then, but I told them that if anything ever happened to me, remember this one important fundamental lesson from the GFC…never finance long-term assets with short-term liabilities.

Antifragile … Revisited

A few years ago in my annual letter to shareholders, I discussed the idea of a company being Antifragile. According to Nassim Taleb’s book, “Antifragile: Things That Gain from Disorder”, Antifragile is beyond resilience or robustness: the resilient resist shocks but the Antifragile actually improve in the face of stressors, randomness, uncertainty, and disorder. The book explains how evolution and antifragility are also interwoven as the gene pool takes advantage of shocks to enhance its fitness. Many of those themes directly tie into the world we are in today.

We believe that we have achieved our goal of building an Antifragile company. Moelis & Company was founded during the financial crisis - one of the most challenging and uncertain economic periods in modern history.

We learned how to operate with efficiency and cost discipline, which allowed us to rapidly build an extraordinary culture, with great talent and zero debt.

The lessons learned during that crisis made us who we are today: relentless, hardworking, efficient, smart and most importantly wary. That’s why we believe Moelis & Company will emerge from this period of prolonged uncertainty even stronger.

Protecting your Assets…

After ten years of a bull market, the extreme market volatility and financial stress caused by COVID-19, has once again made the search for healthy balance sheets a focal point of Wall Street.

For Moelis & Company, the focus on maintaining a fortress balance sheet has been at the core of our business since inception. This is the reason that we decided to grow and build our business organically, foregoing acquisitions, and continue to prioritize a debt-free balance sheet with excess liquidity.

We have never believed in putting leverage on a business in which human capital is the primary asset. It is one thing to have debt on your plant, property, and equipment because the building does not have a choice whether to show up motivated and optimistic - but humans do. By maintaining a pristine financial profile, we have always attempted to make our employees feel secure in the future of the Firm. In times of volatility and uncertainty, our services become even more critical, and we want our professionals focused on solving our clients’ issues, and not those of their own Firm.

When talent is your primary asset, a strong culture and unwavering commitment to your people can produce assets with 30 – 40 year useful lives. While most assets depreciate meaningfully over time, our assets actually appreciate, and are worth many multiples more at the end than at the beginning of their careers. Our assets are unique in nature, which is why we do not finance our precious long-term assets with short-term liabilities.

…Leads to Excess Returns…

By remaining focused on our long-term vision, and executing on our strategy of organic growth and internal talent development, Moelis & Company has been able to generate significant value and cash for our shareholders since becoming a public company in 2014.

TOTAL SHAREHOLDER RETURN 1

Over the past two performance years, we have returned over half a billion dollars of excess capital in the form of dividends and share repurchases 2.

Our ability to generate excess capital while continuing to grow the franchise organically creates a self-generating business that benefits our clients, our shareholders, and our employees.

…And sets you up for Growth

The COVID-19 pandemic underscores that identifying a specific crisis is less important than knowing one will eventually occur. While we aren’t smart enough to know what shock to the system will cause a downturn, when it will occur, or even why it will happen...we know at some point it is inevitable that something WILL happen.

Our executive team has a combined 200 years of professional experience, with many of those years spent managing the business through multiple crises. We know how to navigate operational risk and have been positioning the Franchise to withstand challenging environments and evolve to become more than resilient.

This crisis will have severe financial ramifications across the global economy. We believe that our culture, flexibility, and liquidity will allow us to grow over the long-term in the event of sustained disruption. In the financial crisis, we used the dislocation of talent and competitors to propel our growth and build a global platform across the U.S., Europe and Asia. Just as we grew meaningfully during the financial crisis, we know that we have the right foundation in place to navigate through this challenging environment, emerge stronger, and forge ahead with the next growth phase of the company, positioning us well for the next 10 years.

We hope that you and your families are safe and healthy as we navigate this unprecedented environment together.

Best,

Ken Moelis

Chairman & CEO

Moelis & Company

Notes:

1.

Source: CapIQ, Dividend Adjusted Share Price calculation beginning April 16, 2014 and concluding March 31, 2020. Calculation starting price modified to reflect IPO price of $25.00 per share vs. closing price of $26.15 per share on April 16, 2014; Indexed peers include Evercore, Greenhill, Houlihan Lokey, Lazard, and PJT.

2.

We pay dividends out of excess cash flow generated during the period. As such, dividends are paid on a quarter lag. Dividends described include dividends paid in Q2 2018 – Q1 2019, and Q2 2019 - Q1 2020 with respect to performance in the fiscal years ended 2018 and 2019, respectively.

This letter contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in our Annual Report on Form 10-K, including under the caption “Risk Factors,” filed with the Securities and Exchange Commission and available on our website at www.moelis.com. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.

You should not rely upon forward-looking statements as a prediction of future events. We are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this letter to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.